CONSENT OF SELIGSON & GIANNATTASIO, LLP

      We consent to the incorporation by reference of our report dated March 24, 2006, except to Note 3 as to which the date is April 14, 2007, with respect to the consolidated financial statements and notes thereto of DCI USA, Inc. as of and for the year ended December 31, 2005 included in its Annual Report (Form 10-KSB)
 for the year ended December 31, 2005 filed with the Securities and Exchange Commission.



Seligson & Giannattasio, LLP
White Plains, New York
May 2, 2007